UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

Eclipse Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania		16803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (814) 308-9754

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2017, Eclipse Resources I, LP (“Eclipse I”) and Eclipse Resources-Ohio, LLC (“Eclipse Ohio” and together with Eclipse I, “Eclipse”), each a wholly owned subsidiary of Eclipse Resources Corporation (the “Company”), entered into a Participation Agreement (the “Agreement”) with SEG-ECR LLC (“Sequel”), a wholly owned subsidiary of Sequel Energy Group LLC. Pursuant to the Agreement, Eclipse and Sequel agreed to participate in the funding, exploration, development and operation of certain wells on the Company’s undeveloped oil and gas properties in the Utica Shale formation, located in certain defined development areas within the counties of Guernsey and Monroe in the State of Ohio (such areas, collectively, the “Development Area”). The effective date for the Agreement is November 1, 2017.

The wells covered by the Agreement will be developed pursuant to up to three separate drilling programs. Eclipse I will serve as the operator for all wells drilled under the drilling programs, and Eclipse and Sequel will enter into a joint operating agreement covering each well. The first drilling program (the “Initial Well Program”) and the second drilling program (the “Subsequent Well Program”) comprise 34 gross wells in aggregate located in the Development Area, commencing with wells currently in progress and extending through wells expected to be commenced through the end of 2018. No earlier than 120 days prior to spudding the final well in the Subsequent Well Program, Eclipse may deliver to Sequel a proposed development plan and budget (the “Optional Well Program Proposal”) for a third well program (the “Optional Well Program” and together with the Initial Well Program and the Subsequent Well Program, each, a “Well Program” and collectively, the “Well Programs”), which the Agreement contemplates will consist of approximately 16 wells and commence on or about June 30, 2018. In the event Eclipse delivers the Optional Well Program Proposal to Sequel, Eclipse and Sequel have agreed to negotiate the terms of such plan and budget and mutually determine whether to proceed with the Optional Well Program. The Optional Well Program may include wells outside of the Development Area, including any well targeted to produce from the Utica Shale formation in the counties of Belmont, Guernsey, Harrison, Monroe or Noble in the State of Ohio.

In return for participating in the Well Programs, Sequel will earn a working interest (the “Sequel Assigned WI Percentage”) equal to 85% of the “Sequel Carried WI Percentage,” which is defined in the Agreement to equal the difference between 100%, less the pre-carry working interest percentage retained by Eclipse for the applicable Well Program. Eclipse will retain 50% of its pre-carry working interest in the Initial Well Program and will have the option to adjust its pre-carry working interest in the Subsequent Well Program and, if applicable, the Optional Well Program, to between 30% to 70%, which option must be exercised on or before January 31, 2018, with respect to the Subsequent Well Program, and prior to the commencement of the Optional Well Program, if applicable. Thus, the Sequel Assigned WI Percentage for the Initial Well Program will be 42.5% and will be between 25.5% and 59.5% for the Subsequent Well Program and, if applicable, the Optional Well Program. The majority of the working interest conveyed by Eclipse to Sequel will revert to Eclipse if the prescribed internal rate of return set forth in the Agreement is achieved by Sequel on its invested capital. However, subsequent to such reversion, Sequel will retain over the life of each well a residual working interest equal to a portion of its post-carry working interest.

Under the Agreement, Sequel will fund a percentage, equal to the Sequel Carried WI Percentage, of Eclipse’s working interest portion of drilling, completion and equipping costs, which percentage will be 50% for the Initial Well Program and will range between 30% and 70% for the Subsequent Well Program and, if applicable, the Optional Well Program. Sequel’s obligations under the Agreement with respect to the drilling, completion and equipping costs for the wells covered by the Agreement are subject to certain mutually agreed upon limitations and adjustments. In addition, Sequel will have no obligation to pay or reimburse Eclipse for any well costs in excess of $285 million (subject to customary adjustments, the “Total Capital Commitment”); provided, that in the event Eclipse and Sequel elect to proceed with the Optional Well Program, the Total Capital Commitment will be increased by a mutually agreed upon amount.

The Agreement contains a pricing trigger mechanism, pursuant to which, if the average of the NYMEX Henry Hub Natural Gas Futures prices for a certain period of time is less than a specified amount, Eclipse can elect to (i) delay producing a well, but retain Sequel’s full involvement, (ii) proceed with producing a well, but without the benefit of the carried interest provided by Sequel, or (iii) proceed with producing a well without any investment at all by Sequel.

The Agreement also contains customary representations, warranties, covenants and indemnities by Eclipse and Sequel, as well as provisions regarding (i) certain customary transfer restrictions on each of Eclipse’s and Sequel’s ability to transfer their respective interests in the wells covered by the Agreement, including consents to transfer, a right of first refusal and right of first offer provided to Eclipse, and a tag-along right provided to Sequel, (ii) the provision by Eclipse of certain marketing, offsite infrastructure, and other services, (iii) an operating committee comprised of Eclipse and Sequel representatives, (iv) drainage protections, (v) default remedies, (vi) tax partnership matters and (vii) certain other customary matters. With certain limited exceptions, the Agreement will terminate upon the earlier to occur of (i) the mutual agreement of Eclipse and Sequel, (ii) upon certain changes of control of Eclipse or Sequel, and (iii) upon certain transfers by Eclipse of all of its oil and gas interests in the Development Area.

The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 27, 2017, the Company issued a press release announcing the drilling joint venture with Sequel. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Participation Agreement, dated December 22, 2017, by and among Eclipse Resources I, LP, Eclipse Resources-Ohio, LLC, and SEG-ECR LLC +

99.1	Press Release, dated December 27, 2017.

+	Confidential treatment is requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Exchange Act, which portions have been omitted and filed separately with the Securities and Exchange Commission.
*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

Date: December 28, 2017	By:	/s/ Christopher K. Hulburt
	Name:	Christopher K. Hulburt
	Title:	Executive Vice President, Secretary and General Counsel